UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2017

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2017, the Board of Directors of FedEx Corporation (“FedEx” or the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Bylaws were amended to:

•	Expressly provide that (i) the Company has the authority to postpone, reschedule or cancel any annual or special meeting of stockholders other than a special meeting called pursuant to a stockholder special meeting request (Article II, Sections 2 and 5) and (ii) the chairman of any stockholders’ meeting has the authority to adjourn the meeting (Article II, Section 7);

•	Expressly provide that the written notice requirement for any meeting of stockholders may be modified by Delaware law or the Company’s certificate of incorporation or Bylaws (Article II, Sections 3 and 6);

•	Expressly provide that the Board of Directors, in addition to the chairman of the meeting, may adopt rules for the conduct of a stockholders’ meeting and specifying certain rules and procedures that may apply to a stockholders’ meeting (Article II, Section 10);

•	Update the wording of the applicable Bylaw provision with pertinent language included in the Company’s certificate of incorporation (Article III, Section 9) and corporate governance guidelines (Article III, Section 13);

•	Reflect recent changes to Delaware law (Article VII, Section 2); and

•	Make several ministerial and clarifying changes (Article II, Sections 5, 12 and 14; Article III, Section 6; Article VI, Section 4; and Article VII, Section 4).

The foregoing summary is qualified in its entirety by reference to the text of the Bylaws as adopted and effective as of March 13, 2017. The Bylaws as adopted and effective as of March 13, 2017, and a copy marked to show changes from the prior Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of FedEx Corporation.

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: March 15, 2017	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of FedEx Corporation.

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of March 13, 2017.

E-1